           As filed with the Securities and Exchange Commission on July 19, 2000
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------


                           CORVAS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                                        33-0238812
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                              --------------------


                             3030 SCIENCE PARK ROAD
                               SAN DIEGO, CA 92121
                    (Address of principal executive offices)

                              --------------------

                           2000 EQUITY INCENTIVE PLAN
                    EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                            (Full title of the plans)


                                RANDALL E. WOODS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           CORVAS INTERNATIONAL, INC.
                             3030 SCIENCE PARK ROAD
                               SAN DIEGO, CA 92121
                                 (858) 455-9800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                              --------------------

                                   Copies to:
                             BARBARA L. BORDEN, ESQ.
                             DENISE L. WOOLARD, ESQ.
                               COOLEY GODWARD LLP
                        4375 EXECUTIVE DRIVE, SUITE 1100
                               SAN DIEGO, CA 92121
                                 (858) 550-6000

                              --------------------


                         CALCULATION OF REGISTRATION FEE
=================================================================================================================================
    Title of Securities      Amount to be Registered       Proposed Maximum           Proposed Maximum            Amount of
     to be Registered                (1)                      Offering                  Aggregate             Registration Fee
                                                          Price per Share (2)        Offering Price (2)
---------------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value        3,000,000 shares               $12.38                  $37,140,000                $9,804.96
      $.001 per share
=================================================================================================================================

(1) Includes 2,800,000 shares issuable pursuant to Registrant's 2000 Equity Incentive Plan (the "Plan") and 200,000 additional shares issuable pursuant to the Registrant's Employee Stock Purchase Plan, as amended (the "ESPP").

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457 (h)(1) of the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are calculated on the basis of the average of the high and low sales prices of Registrant's Common Stock on July 14, 2000, as reported on the Nasdaq National Market.



                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Corvas International, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

         (c)    Form 8-A and any amendments to such Form 8-A under the Exchange
                Act.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.




                            DESCRIPTION OF SECURITIES

         Not applicable.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interest, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorney's fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

         The Company's Bylaws contain a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty, except to the extent such limitation of liability is prohibited by the Delaware Law. This provision eliminates each director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The Company's Bylaws provide that the Company shall indemnify directors and officers to the fullest extent permitted by law. The effect of these provisions is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

         In addition, the Company has entered into indemnity agreements with its executive officers and directors whereby the Company obligates itself to indemnify such officers and directors from any amounts which the officer or director becomes obligated to pay because of any claim made against him or her arising out of any act or omission committed while he or she is acting in his or her capacity as a director and/or officer of the Company.

         The Company maintains directors and officers liability insurance coverage that insures its officers and directors against certain losses that may arise out of their positions with the Company and insures the Company for liabilities it may incur to indemnify its officers and directors.

                                    EXHIBITS


EXHIBIT
NUMBER                DESCRIPTION
------                -----------

   5.1      Opinion of Cooley Godward LLP .

  23.1      Consent of KPMG LLP.

  23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

  24.1      Power of Attorney is contained on the signature page.

  99.1      2000 Equity Incentive Plan.

  99.2      Employee Stock Purchase Plan, as amended.


                                  UNDERTAKINGS



ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 19, 2000.


                               CORVAS INTERNATIONAL, INC.


                               By: /s/ RANDALL E. WOODS
                                   ---------------------------------------------

                               Title: President and Chief Executive Officer
                                      ------------------------------------------





                                POWER OF ATTORNEY

         KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall E. Woods and Carolyn M. Felzer, and each or any one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            SIGNATURE                                   TITLE                                   DATE
     /s/  RANDALL E. WOODS                      President, Chief Executive                 July 19, 2000
----------------------------------              Officer, and Director
         (Randall E. Woods)                     (Principal Executive Officer)

     /s/  CAROLYN M. FELZER                     Senior Director of Finance                 July 19, 2000
----------------------------------              (Principal Financial and
         (Carolyn M. Felzer)                    Accounting Officer)

     /s/  M. BLAKE INGLE, PH.D.                 Chairman of the Board                      July 19, 2000
----------------------------------
         (M. Blake Ingle, Ph.D.)

     /s/ SUSAN BAYH                             Director                                   July 19, 2000
----------------------------------
        (Susan Bayh)

     /s/ J. STUART MACKINTOSH                   Director                                   July 19, 2000
----------------------------------
        (J. Stuart Mackintosh)

     /s/ BURTON E. SOBEL, M.D.                  Director                                   July 19, 2000
----------------------------------
        (Burton E. Sobel, M.D.)

                                                Director                                   July 19, 2000
----------------------------------
       (Michael Sorell, M.D.)

    /s/ NICOLE VITULLO                          Director                                   July 19, 2000
----------------------------------
       (Nicole Vitullo)

    /s/ GEORGE P. VLASUK, PH.D.                 Executive Vice President,                  July 19, 2000
----------------------------------              Research and Development and
       (George P. Vlasuk, Ph.D.)                Director


                                  EXHIBIT INDEX


   EXHIBIT
    NUMBER                  DESCRIPTION
    ------                  -----------

      5.1        Opinion of Cooley Godward LLP.

     23.1        Consent of KPMG LLP.

     23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

     24.1        Power of Attorney is contained on the signature page.

     99.1        2000 Equity Incentive Plan.

     99.2        Employee Stock Purchase Plan, as amended.